Exhibit 99.1

ConnectM Confirms Trading Approval for Blue Cloud Softech Shares Received in Global Impx Share Exchange, Commencing Lock-Up on ~17.3% Equity Stake in BSE-Listed AI, Energy and Digital Infrastructure Platform

ConnectM's 160 million Blue Cloud Softech shares, issued in exchange for its 94.11% ownership interest in Global Impx Inc. upon the transaction's closing on June 17, 2026, have received trading approval from BSE India, formally commencing the six-month lock-up period disclosed in connection with the transaction

MARLBOROUGH, Mass., August 10, 2026 (GLOBE NEWSWIRE) -- ConnectM Technology Solutions, Inc. (OTCQX: CNTM) (“ConnectM” or the “Company”) today announced that its previously disclosed share exchange transaction with Blue Cloud Softech Solutions Ltd. (BSE: 539607) (“Blue Cloud”) closed on June 17, 2026, and that the 160 million Blue Cloud shares issued to ConnectM in that transaction have now received trading approval from BSE, satisfying the final regulatory step and formally commencing the six-month trading lock-up period applicable to the shares under BSE listing guidelines.

As previously disclosed, ConnectM transferred its 94.11% ownership interest in Global Impx Inc. (“Global Impx”) to Blue Cloud in exchange for 160 million newly issued Blue Cloud shares, representing a ~17.3% post-issue equity stake. The transaction was structured as a non-cash share-for-shares exchange and closed on June 17, 2026, at which time the shares were delivered to ConnectM following Blue Cloud's board and shareholder approvals and BSE's in-principle approval of the preferential allotment. With trading approval now received, the shares are subject to a six-month lock-up period commencing from the date of that approval, in accordance with applicable BSE and SEBI regulations.

Transaction Summary

Term	Detail
Closing date	June 17, 2026
Structure	Non-cash share-for-shares exchange
ConnectM contribution	94.11% ownership interest in Global Impx Inc.
Global Impx Inc.	Delaware corporation in which ConnectM held a 94.11% ownership interest, transferred to Blue Cloud pursuant to the share exchange transaction
Shares received	160 million Blue Cloud Softech shares
Post-issue stake	~17.3% of Blue Cloud Softech Solutions Ltd.
Trading approval	Received from BSE, August 2026, following the transaction's June 17, 2026 closing
Lock-up period	Six months from the date of receipt of BSE trading approval
Data licensing	ConnectM retains access, under ongoing commercial and data-licensing arrangements, to defined fleet, operational and platform data from Global Impx businesses, while Global Impx consolidates ConnectM’s EV mobility, telecom, renewable-energy capabilities and related IP (including Keen Connect, Smartvent, HVAC Monitoring, HVAC Performance Data Platform and Amperics technologies).

“With trading approval now in hand, ConnectM's ownership interest in Global Impx has fully converted into a liquid, publicly traded equity position in Blue Cloud,” said Bhaskar Panigrahi, Chairman and Chief Executive Officer of ConnectM. “This transaction simplifies ConnectM’s structure, preserves exposure to Blue Cloud’s future growth through our equity stake, and supports continued focus on ConnectM’s broader operating strategy. ConnectM is a long-term holder of Blue Cloud equity.”

“This all-equity acquisition allows Blue Cloud to add Global Impx’s AI-driven energy and mobility infrastructure to our existing digital platforms, strengthening our position as a scalable ‘Blue Energy’ and digital infrastructure company,” said Vinod Babu Bollikonda, Managing Director & Group CEO of Blue Cloud Softech Solutions Ltd.

For more information on the share exchange transaction, please see ConnectM's 8-K and press release dated April 29, 2026, the subsequent update dated June 25, 2026, and the completion announcement dated June 30, 2026, announcing the transaction's closing on June 17, 2026.

About ConnectM Technology Solutions, Inc.

ConnectM is a technology company powering the physical layer of the AI economy across distributed energy and last-mile logistics. Through its various operating segments, the Company delivers cutting-edge energy storage, distributed energy, last-mile delivery, and AI infrastructure solutions to customers worldwide. For more information, visit www.connectm.com.

About Blue Cloud Softech Solutions Ltd.

Blue Cloud Softech Solutions Ltd. (BSE: 539607) is a publicly listed, Hyderabad, India-based technology and infrastructure company with over 30 years of experience delivering solutions to government and enterprise customers. The Company operates a portfolio of IP-led platforms across digital health (BluHealth), AI diagnostics (BluBio), advanced sterilization (BioSter), 5G connectivity, cybersecurity, and enterprise telecom.

Through a disciplined SPV-based model, Blue Cloud enables scalable deployment of technology platforms across India and international markets, combining government-grade relationships, proprietary technologies, and a platform-centric approach to drive repeatable, high-margin growth.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations

ConnectM Technology Solutions, Inc.

+1-617-395-1333

irpr@connectm.com

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